Exhibit 5.1

Albany International Corp. 325 Corporate Drive Portsmouth, NH 03801 USA Tel: 518 445 2273 Email: Joseph.Gaug@albint.com

Joseph M. Gaug
Senior Vice President - General Counsel
& Secretary

February 27, 2026

Dear Sirs:

As General Counsel of Albany International Corp., a Delaware corporation (the “Corporation”), I have advised the Corporation in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of 1,000,000 shares of the Corporation’s Class A Common Stock, $.001 par value per share (the “Shares”), that may be issued pursuant to the Corporation’s Employee Stock Purchase Plan (the “Plan”).

In arriving at the opinions expressed below, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and other certificates of public officials, officers and representatives of the Corporation and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine and that the certificates evidencing the Shares will conform to the specimen certificate I have examined.

Based on the foregoing, it is my opinion that the Shares have been duly authorized by all necessary corporate action of the Corporation and, when issued in accordance with the terms of the Plan, at prices not less than the par value thereof, will be validly issued, fully paid and non-assessable.

I express no opinion other than as to the corporation law of the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and I assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,
/s/ Joseph M. Gaug
Joseph M. Gaug